UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 17, 2013

First Bancorp

(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

341 North Main Street, Troy, North Carolina	27371
(Address of Principal Executive Offices)	(Zip Code)

(910) 576-6171

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

First Bancorp
INDEX

Page
Item 1.01– Entry into a Material Definitive Agreement	3

Item 2.06 – Material Impairments	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	4

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of First Bancorp (the “Company”) and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the Company’s level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement.

On January 23, 2013, First Bank (the “Bank”), a wholly-owned subsidiary of First Bancorp (the “Company”) entered into and consummated a Loan Purchase Agreement (the “Agreement”) by and between the Bank and Violet Portfolio, LLC. Pursuant to the Agreement, the Bank sold a portfolio of classified loans with a pre-transaction book value of $66.4 million for a total purchase price of $29.1 million, subject to certain adjustments as provided in the Agreement. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 2.06. Material Impairments.

In connection with the Agreement described above under Item 1.01, the Company determined, pursuant to generally accepted accounting principles, it would record a fourth quarter of 2012 non-cash charge of $33.6 million attributable to the loan sale transaction contemplated by the Agreement. This charge is net of the impact that the loan sale had on several factors impacting the Company’s calculation of the allowance for loan losses, with the most significant factor being the effect of pre-established reserves associated with the sold loans.

On January 17, 2013, the Company’s board of directors approved the recording of a fourth quarter of 2012 non-cash charge of $10.6 million related to the write-down of certain foreclosed real estate in connection with efforts to accelerate the disposal of these assets.

In connection with these actions, the total charge to be reflected in the Company’s fourth quarter financials will be $44.2 million on a pre-tax basis. The total after-tax charge is expected to be approximately $27.0 million based on an assumed overall tax rate of 39%.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed or furnished herewith as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Loan Purchase Agreement By and Between First Bank and Violet Portfolio, LLC Dated as of January 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Eric P. Credle
Eric P. Credle
Executive Vice President and Chief Financial Officer

Dated:  January 24, 2013

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